Exhibit 1
                                                                       ---------
                                    AGREEMENT
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          AGREEMENT dated as of February 9, 2002, by and between Diane Marcus
Gershowitz and DG-LDJ Holdings, L.L.C., a Delaware limited liability company ("DG-LDJ").

          WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

          Each of Diane Marcus Gershowitz and DG-LDJ hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement on Schedule 13G relating to their ownership of the stock of The Marcus Corporation and hereby further agree that said Statement shall be filed on behalf of each of Diane Marcus Gershowitz and DG-LDJ. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of The Marcus Corporation.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        /s/ Diane Marcus Gershowitz
                                        ----------------------------------------
                                        Diane Marcus Gershowitz


                                        DG-LDJ HOLDINGS, L.L.C.


                                        By: /s/ Diane Marcus Gershowitz
                                           -------------------------------------
                                           Diane Marcus Gershowitz
                                           Manager


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